Exhibit 10.54



                                                     November 29, 2001


Mr. Marc N. Casper
144 Clark Road
Brookline, MA 02445


Dear Marc:

     I am pleased to offer you a position as Vice President of Thermo Electron Corporation and President of the Life Sciences Sector of Thermo Electron Corporation, effective November 26, 2001, and subject to the terms of the letter agreement among SPX Corporation ("SPX"), Kendro Laboratory Products, L.P. ("Kendro"), Thermo Electron Corporation ("Thermo Electron"), and you dated November 27, 2001 (the "SPX Letter"). This offer is expressly conditioned on obtaining approval at the next meeting of the Thermo Electron Board of Directors, scheduled to meet on November 29, 2001.

     The salary for the position will be at a rate of $300,000 per year, subject to annual review beginning in 2003 as described below. In addition, you will be eligible for an annual incentive award in accordance with Thermo Electron's policies for annual incentives to professional employees. To be eligible for an annual incentive award, you must be actively employed at the end of the incentive period. Your annual reference bonus for purposes of the annual incentive award will be $150,000 (beginning in 2003), with a multiplier of zero to two based on a combination of subjective and objective factors. You will be eligible for review of your compensation package beginning in 2003 at the time Thermo Electron reviews all officers, which is usually in the first quarter.

     In addition, you will receive a $200,000 one-time bonus payable in January 2002 with respect to your performance in 2002. Should you voluntarily leave Thermo Electron before January 1, 2003 without good reason (as defined below), you will be responsible for repaying a pro-rated portion of the sign-on bonus to Thermo Electron.

     You will receive, upon commencement of employment, a non-statutory option for 275,000 shares, which shares shall vest on a cumulative basis at the rate of one-third per annum on each anniversary date of your employment. Your options will be evidenced by a Stock Option Agreement in the form of Exhibit A attached hereto. Additional stock option grants would be at the discretion of the Thermo Electron Board of Directors.

Mr. Marc N. Casper
November 29, 2001
Page 2

     You will be entitled to four weeks vacation each year, accrued in accordance with Thermo Electron's vacation policy, together with such other benefits as are generally made available to professional employees and officers of Thermo Electron, including Thermo Electron's car lease/allowance program and its Executive Medical Supplemental Program.

     Under Thermo Electron's car lease/allowance program, you may either (i) have the company lease a company car for you, or (ii) receive a quarterly allowance of $3,124. If you decide to have the company lease a vehicle, you can select the make, model and options as long as the vehicle is appropriate for business use. If the acquisition cost of the car exceeds $26,000, the balance will be deducted from your payroll checks. The sales tax and insurance are paid separately by the company and are not calculated in the $26,000 limit.

     Under Thermo Electron's Executive Medical Supplemental Program you will be paid $1,250 quarterly, which you can use to reduce any medical deductible or co-insurance costs that you incur. These funds are for your discretionary use, are not restricted to medical payments, and are taxable income.

     You will also be entitled to receive expense reimbursement for legal fees incurred in the negotiation and preparation of this agreement up to the amount of $5,000.

     If your employment is terminated by Thermo Electron without cause or by you with good reason, you will be entitled to receive a lump sum severance payment of eighteen months salary in lieu of any other severance benefit, except that if your termination entitles you to greater benefits under any change in control arrangement, you will be entitled to benefits under the change in control arrangement, but not both. Upon commencement of your employment, Thermo Electron will execute and deliver to you an Executive Retention Agreement in the form of Exhibit B attached hereto.

     For the purpose of this letter "cause" shall mean: (i) conviction of a felony or any crime involving moral turpitude, or (ii) conduct that constitutes gross neglect or gross misconduct, insubordination, or a willful and deliberate violation of a company rule or regulation that results in material injury to Thermo Electron, and "good reason" shall mean: (i) a material diminution in your duties or responsibilities, (ii) a downgrade in title, (iii) a reduction in your salary, (iv) a change in the reporting structure so that you report to someone other than the Chief Operating Officer, or (v) a change by the company in the location at which you perform your principal duties for the company to a new location that is outside a radius of 50 miles of the company's headquarters in Waltham, Massachusetts.

Mr. Marc N. Casper
November 29, 2001
Page 3

     You will be entitled to indemnification if by reason of your status as an officer of Thermo Electron you are made or threatened to be made a party to a legal action, on the terms and conditions set forth in the form of
Indemnification Agreement attached hereto as Exhibit C. Thermo Electron will also indemnify you for any liability, loss, cost or expense (including reasonable attorneys fees) that you suffer or incur with respect to actions brought against you by SPX or Kendro for violation of the SPX Letter or the Agreements (referenced in the SPX Letter) that relate to the performance of your duties on behalf of Thermo Electron, including the exercise of any remedies under the SPX Letter or the Agreements, provided that Thermo Electron will control the selection of legal counsel to represent you as well as the defense of such actions and all decisions relating to any proposed settlement thereof.

     In accordance with Thermo Electron's standard employment practices, you will be required to sign an agreement covering Thermo Electron's Company Information and Inventions Policy and Drug Testing Policy, as well as an acknowledgment of Thermo Electron's policies related to Business Conduct and Drugs and Alcohol in the Workplace, copies of which are attached hereto as Exhibits D, E, F and G. You will be required to take a drug-screening test for illegal drugs and controlled substances.

     Since Thermo Electron's standard policy does not provide for agreements guaranteeing employment for any specific period of time, this offer is not intended to be construed as an employment contract (except as specifically provided herein) and your employment will therefore be "at will." The terms of employment contained in this letter, including "at will" status, may not be altered except by written agreement signed by an officer of Thermo Electron.

     Please indicate your acceptance of our offer by signing a copy of this letter and returning it to me. We are looking forward to your joining us.

                                Sincerely,

                                THERMO ELECTRON CORPORATION


                                /s/ Marijn Dekkers
                                ----------------------------------
                                Marijn Dekkers
                                President and COO

Mr. Marc N. Casper
November 29, 2001
Page 4



Attachments:

Exhibit A:        Form of Stock Option Agreement
Exhibit B:        Form of Executive Retention Agreement
Exhibit C:        Form of Indemnification Agreement
Exhibit D:        Information and Inventions Policy
Exhibit E:        Drug Testing Policy
Exhibit F:        Business Conduct Policy
Exhibit G:        Drugs and Alcohol in the Workplace


AGREED:



/s/ Marc N. Casper
---------------------------
Marc N. Casper

Date: November 29, 2001
      -----------------------------------------------

                                                                       Exhibit A

Grant ID # 21-0199
[A/7;POST-7/1/00;D&O]


                           THERMO ELECTRON CORPORATION

                         EMPLOYEES EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


                                 Marc N. Casper
                                    Optionee


275,000                                                                 $22.18
Number of Shares of                                               Exercise Price
Common Stock Subject                                                  Per Share
to the Option ("Option Shares")

                                Vesting Schedule
                 # of Shares                            Vesting Date(s)

                one-third of Option Shares              11/30/02
                one-third of Option Shares              11/30/03
                one-third of Option Shares              11/30/04

November 30, 2001                                             November 30, 2008
Grant Date                                                      Expiration Date


     Thermo Electron Corporation (the "Company") confirms the grant to you of an option (the "Option") to acquire the number of shares of common stock (the "Common Stock") specified above, of the Company, subject to the provisions of the Employees Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). You acknowledge receipt of the Plan and the Agreement for your records.


                                        THERMO ELECTRON CORPORATION


                                        By:     /s/ Richard F. Syron
                                                ------------------------------
                                                Richard F. Syron
                                                Chairman and Chief Executive
                                                Officer

                           THERMO ELECTRON CORPORATION

                         EMPLOYEES EQUITY INCENTIVE PLAN

                             Stock Option Agreement

     1. Grant of Option. This Stock Option Agreement (the "Agreement") contains the terms and conditions of a grant of a nonqualified stock option to purchase the shares of the common stock of the Company (the "Option Shares") made to you, the Optionee named on the first page of this Agreement, pursuant to the Plan. Attached is a copy of the Plan which is incorporated in this Agreement by reference and made a part hereof. This Option is intended to be a non-statutory stock option under the Internal Revenue Code of 1986, as amended.

     2. Exercisability and Vesting of Option. The Option may be exercised only to the extent the Option Shares shall have vested in accordance with this Agreement. The Option Shares will vest and become exercisable in accordance with the schedule set forth on the first page of this Agreement, provided that on each vesting date you are then, and have been since the Grant Date, continuously employed by the Company or an "Affiliated Employer". Notwithstanding the foregoing, you shall become fully vested in the Option Shares prior to the vesting date set forth on the first page of this Agreement in the event of a Change in Control, as that event is defined in the Plan, that occurs prior to the date on which you cease to be an employee of the Company or an Affiliated Employer. The date on which you cease to be an employee of the Company or an Affiliated Employer is defined as your "Employment Termination Date". For purposes of this Agreement, an "Affiliated Employer" shall mean a subsidiary of the Company of which the Company owns more than 50% of the outstanding common stock. Upon your Employment Termination Date, all Option Shares that have not previously vested prior to that date, shall be immediately forfeited to the Company and cancelled.

     3. Termination of Option. The date on which the Option shall terminate in whole or in part as provided in this Section 3 is hereinafter referred to as the "Option Termination Date." This Option shall terminate on the date which is the earliest of:

     (a) the Expiration Date of the Option set forth on page 1 of this Agreement; or

     (b) three months after your Employment Termination Date if the Employment Termination Date occurs for any reason other than the reasons specified in Sections 3(c), 3(d) or 3(e).; or

     (c) one year after your Employment Termination Date if the Employment Termination Date occurs by reason of your death or disability. For purposes of this Agreement, "disability" shall mean that you are receiving disability benefits under the Company's Long Term Disability Coverage, as then in effect, on the Employment Termination Date; or

     (d) two years after your Employment Termination Date if the Employment Termination Date occurs by reason of your retirement. For purposes of this Agreement, (i) if you are a non-employee director of the Company, then "retirement" shall mean the date on which you cease to serve as a director of the Company, and (ii) if you are an employee of the Company or an Affiliated Employer, then "retirement" shall mean the termination of your employment with the Company or an Affiliated Employer after age 55 and the completion of 10 years of continuous service to the Company or an Affiliated Employer comprising at least 20 hours per week; or

         (e)      the date of the dissolution or liquidation of the Company.

     4. No Assignment of Rights. Except for assignments or transfers by will or the applicable laws of descent and distribution, your rights and interests under this Agreement and the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise, including without limitation by way of execution, levy, garnishment, attachment, pledge or bankruptcy, and no such rights or interests shall be subject to any of your obligations or liabilities.

     5. Exercise of Option; Delivery and Deposit of Certificate(s). You (or in the case of your death, your legal representative) may exercise the Option (to the extent the Option Shares have vested) in whole or in part by giving written notice to the Company on the form provided by the Company (the "Exercise Notice") prior to the Option Termination Date, accompanied by full payment for the Option Shares being purchased (a) in cash or by certified or bank cashier's check payable to the order of the Company, in an amount equal to the number of Option Shares being purchased multiplied by the Exercise Price (the "Aggregate Exercise Price"), (b) in unrestricted shares of the Company's Common Stock (the "Tendered Shares") with a market value equal to the Aggregate Exercise Price or
(c) any combination of cash, certified or bank cashier's check or Tendered Shares having a total value equal to the Aggregate Exercise Price (such cash, check or Tendered Shares with such value being referred to as the "Exercise Consideration"). However, Tendered Shares that were acquired directly from the Company may be surrendered as all or part of the Exercise Consideration only if you shall have acquired such Tendered Shares more than six months prior to the date of exercise. Receipt by the Company of the Exercise Notice and the Exercise Consideration shall constitute the exercise of the Option or a part thereof. As soon as reasonably practicable thereafter, the Company shall deliver or cause to be delivered to you a certificate or certificates representing the number of Option Shares purchased, registered in your name.

     6. Rights With Respect to Option Shares. Prior to the date the Option is exercised, you shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares. Upon initial issuance to you of a certificate or certificates representing Option Shares, you shall have ownership of such Option Shares, including the right to vote and receive dividends, subject, however, to the other restrictions and limitations imposed thereon pursuant to the Plan and this Agreement and which may be now or hereafter imposed by the Certificate of Incorporation or the By-Laws of the Company.

     7. Dilution and Other Adjustments. In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, occurring after the date of this Agreement and prior to the exercise in full of the Option, the committee appointed by the Company's Board of Directors to administer the Plan (the "Committee") shall make appropriate adjustments to the number of shares for which the Option may be exercised and the Exercise Price for the Option. In the event of any recapitalization, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Committee, (any of the foregoing, a "covered transaction") occuring while the option is outstanding, the Committee in its discretion may (i) accelerate the exercisability of the Option, or (ii) adjust the terms of the Option (whether or not in a manner that complies with the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code")), or (iii) if there is a survivor or acquiror entity, provide for the assumption of the Option by such survivor or acquiror or an affiliate thereof or for the grant of one or more replacement options by such survivor or acquiror or an affiliate thereof, in each case on such terms (which may, but need not, comply with the requirements of Section 424(a) of the Code) as the Committee may determine, or (iv) terminate the Option (provided, that if the Committee terminates the Option, it shall, in connection therewith, either
(A) accelerate the  exercisability of the Option prior to such  termination,  or
(B) provide for a payment to the holder of the Option of cash or other property or a combination of cash or other property in an amount reasonably determined by the Committee to approximate the value of the Option assuming an exercise immediately prior to the transaction, or (C) if there is a survivor or acquiror entity, provide for the grant of one or more replacement options pursuant to clasue (iii) above), or (v) provide for none of, or any combination of, the foregoing. No fraction of a share or fractional shares shall be purchasable or deliverable under this Agreement.

     8. Reservation of Shares. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and the issuance of Option Shares.

     9. Taxes. If the Company, in its sole discretion, determines that the Company or any subsidiary of the Company or any other person has incurred or will incur any liability to withhold any federal, state or local income or other taxes by reason of the grant of the Option, the issuance of Option Shares to you upon the exercise thereof or the lapse of any restrictions upon the Option Shares, you will, promptly upon demand therefor by the Company or any such subsidiary of the Company, pay to the Company or such subsidiary any amount requested by it for the purpose of satisfying such liability. If the amount so requested is not paid promptly, the Company may refuse to permit the issuance to you of Option Shares and may, without further consent by you, have the right to deduct such taxes from any payment of any kind otherwise due to you, the Optionee, including but not limited to, the hold back from the shares to be delivered pursuant to Section 5 of this Agreement of that number of shares calculated to satisfy all federal, state, local or other applicable taxes required to be withheld in connection with such exercise.

         You may satisfy the minimum statutory withholding tax requirement (the "Obligation") arising from exercise of all or a part of the Option by making an election (an "Election") to have the Company withhold from the number of shares to be issued upon exercise of the Option, or to otherwise tender to the Company, that number of shares of Common Stock having a value equal to the amount of the Obligation. The value of the shares to be withheld or tendered shall be based upon the closing price of the Common Stock on the New York Stock Exchange on the date that the amount of the Obligation shall be determined (the "Tax Date"). Each Election must be made at the time the Option is exercised or the Tax Date, whichever is later. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     10. Determination of Rights. Any dispute or disagreement that may arise under or as a result of or pursuant to the Plan or this Agreement shall be determined by the committee appointed by the Company's Board of Directors to administer the Plan (the "Committee"), in its sole discretion, and any decision made by the Committee in good faith shall be conclusive on all parties. The interpretation and construction by the Committee of any provision of, and the determination of any question arising under, this Agreement, the Plan, or any rule or regulation adopted pursuant to the Plan, shall be final and conclusive.

     11. Limitation of Employment Rights. The Option confers upon you no right to continue in the employ of the Company or an Affiliated Employer or interferes in any way with the right of the Company or an Affiliated Employer to terminate your employment at any time.

     12. Communications. Any communication or notice required or permitted to be given under this Agreement shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company to its Stock Option Manager c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046, and if to you, to the address you shall last have furnished to the Company, or such other address, in each case, as the addressee shall have last provided in writing to the communicating party.

                                                                       Exhibit B

                          EXECUTIVE RETENTION AGREEMENT


     THIS AGREEMENT by and between THERMO ELECTRON CORPORATION, a Delaware corporation (the "Company"), and Marc N. Casper (the "Executive") is made as of November 26, 2001 (the "Effective Date").

     WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances.

     NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1).

     1. Key Definitions.

     As used herein, the following terms shall have the following respective meanings:

          1.1 "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1; or

               (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

               (c) the consummation of a merger, consolidation,  reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

               (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          1.2 "Change in Control Date" means the first date during the Term (as defined in Section 2) on which a Change in Control occurs. Anything in this

Agreement to the contrary  notwithstanding,  if (a) a Change in Control  occurs,
(b) the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

          1.3 "Cause" means the Executive's willful engagement in illegal conduct or gross misconduct after the Change in Control Date which is materially and demonstrably injurious to the Company. For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

          1.4 "Good Reason" means the occurrence, without the Executive's written consent, of any of the events or circumstances set forth in clauses (a) through (g) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Executive in respect thereof, such event or circumstance has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive).

               (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date,
(ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the "Measurement Date") or a material diminution in such position, authority or responsibilities;

               (b) a reduction in the Executive's annual base salary as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time;

               (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the Measurement Date (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance or (iv) continue to provide any material fringe benefit enjoyed by Executive immediately prior to the Measurement Date;

               (d) a change by the Company in the location at which the Executive performs his or her principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive's principal residence immediately prior to the Measurement Date and (ii) more than 30 miles from the location at which the Executive performed his or her principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

               (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement, as required by Section 6.1;

               (f) a purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.2(a); or

               (g) any failure of the Company to pay or provide to the Executive any portion of the Executive's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Agreement or any employment agreement with the Executive.

     The Executive's right to terminate his or her employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness.

     1.5  "Disability"   means  the  Executive's   absence  from  the  full-time
performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     2. Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term, (b) the date 18 months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or (c) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the

Company terminates within 18 months following the Change in Control Date. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2003; provided, however, that commencing on January 1, 2003 and each January 1, thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

     3. Employment Status; Termination Following Change in Control.


          3.1 Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time. If the Executive's employment with the Company terminates for any reason and subsequently a Change in Control shall occur, the Executive shall not be entitled to any benefits hereunder except as otherwise provided pursuant to
Section 1.2.

          3.2 Termination of Employment.

               (a) If the Change in Control Date occurs during the Term, any termination of the Executive's employment by the Company or by the Executive within 18 months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 7. Any Notice of Termination shall: (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the Date of Termination (as defined below). The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Executive's death, or the date of the Executive's death, as the case may be. In the event the Company fails to satisfy the requirements of Section 3.2(a) regarding a Notice of Termination, the purported termination of the Executive's employment pursuant to such Notice of Termination shall not be effective for purposes of this Agreement.

               (b) The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (c) Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Cause. Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board of Directors of the Company at which the Executive's may, at the Executive's election, be represented by counsel and at which the Executive shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board of Directors' intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board of Directors believes constitutes Cause for termination.

               (d) Any Notice of Termination for Good Reason given by the Executive must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Good Reason.

     4. Benefits to Executive.

               4.1 Stock Acceleration. If the Change in Control Date occurs during the Term, then, effective upon the Change in Control Date, (a) each outstanding option to purchase shares of Common Stock of the Company held by the Executive shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company and (b) each outstanding restricted stock award shall be deemed to be fully vested and will no longer be subject to a right of repurchase by the Company.

               4.2 Compensation. If the Change in Control Date occurs during the Term and the Executive's employment with the Company terminates within 18 months following the Change in Control Date, the Executive shall be entitled to the following benefits:

               (a) Termination Without Cause or for Good Reason. If the Executive's employment with the Company is terminated by the Company (other than for Cause, Disability or Death) or by the Executive for Good Reason within 18 months following the Change in Control Date, then the Executive shall be entitled to the following benefits:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                         (1) the sum of (A) the Executive's  base salary through
the Date of Termination, (B) the product of (x) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred) for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "Accrued Obligations"); and

                         (2) the amount equal to the sum of (x) the  Executive's
highest annual base salary in any twelve-month period (on a rolling basis) during the five-year period prior to the Change in Control Date and (y) the Executive's highest annual bonus in any twelve-month period (on a rolling basis) during the five-year period prior to the Change in Control Date.

                    (ii) for one year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and the Executive's family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and the Executive's family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and the Executive's family;

                    (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                    (iv) for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled, the Executive shall be considered to have remained employed by the Company until one year after the Date of Termination.

               (b) Resignation without Good Reason; Termination for Death or Disability. If the Executive voluntarily terminates his or her employment with the Company within 18 months following the Change in Control Date, excluding a termination for Good Reason, or if the Executive's employment with the Company is terminated by reason of the Executive's death or Disability within 18 months following the Change in Control Date, then the Company shall (i) pay the Executive (or the Executive's estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.

               (c) Termination for Cause. If the Company terminates the Executive's employment with the Company for Cause within 18 months following the Change in Control Date, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the Executive's annual base salary through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

          4.3 Taxes.

               (a) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), and thereafter, the Executive becomes eligible to receive "Contingent Compensation Payments" (as defined below) the Company shall, as soon as administratively feasible after the Executive becomes so eligible determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (i) which of the payments or benefits due to the Executive following such Change in Ownership or Control constitute Contingent Compensation Payments, (ii) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by the Executive with respect to such Contingent Compensation Payment and (iii) the amount of the "Gross-Up Payment" (as defined below) due to the Executive with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (A) that the Executive agrees with the Company's determination pursuant to the preceding sentence or (B) that the Executive disagrees with such determination, in which case the Executive shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. If the Executive states in the Executive Response that the Executive agrees with the Company's determination, the Company shall make the Gross-Up Payment to the Executive within three business days following delivery to the Company of the Executive Response. If the Executive states in the Executive Response that the Executive disagrees with the Company's determination, then, for a period of 15 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 15-day period, such dispute shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall, within three business days following delivery to the Company of the Executive Response, make to the Executive those Gross-Up Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made. The balance of the Gross-Up Payments shall be made within three business days following the resolution of such dispute. The amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by the amount of the accrued interest thereon computed at the prime rate announced from time to time by The Wall Street Journal compounded monthly from the date that such payments originally were due. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final.

               (b) For purposes of this Section 4.3, the following terms shall have the following respective meanings:

                    (i) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with
Section 280G(b)(2) of the Code.

                    (ii) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

                    (iii) "Gross-Up Payment" shall mean an amount equal to the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes)
attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

          4.4 Outplacement Services. In the event the Executive is terminated by the Company (other than for Cause, Disability or Death), or the Executive terminates employment for Good Reason, within 18 months following the Change in Control Date, the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $15,000, with such services to extend until the earlier of (i) 12 months following the termination of Executive's employment or (ii) the date the Executive secures full time employment.

          4.5 Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.2(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

     5. Disputes.


          5.1 Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          5.2 Expenses. The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

     6. Successors.

          6.1 Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

          6.2 Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or the Executive's family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     7. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 81 Wyman Street, Waltham, Massachusetts and to the Executive at the Executive's principal residence as currently reflected on the Company's records (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

     8. Miscellaneous.


          8.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          8.2 Injunctive Relief. The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

          8.3 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

          8.4 Waivers. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

          8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

          8.6 Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

          8.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

          8.8 Amendments. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                THERMO ELECTRON CORPORATION


                                By:     /s/ Seth H. Hoogasian
                                        ---------------------------------
                                Name:   Seth H. Hoogasian
                                Title:  Vice President, General Counsel and
                                        Secretary

                                EXECUTIVE


                                /s/ Marc N. Casper
                                -----------------------------------
                                Marc N. Casper

                                                                       Exhibit C
                           THERMO ELECTRON CORPORATION

                            INDEMNIFICATION AGREEMENT


     This Agreement,  made and entered into as of the 26th day of November 2001,
("Agreement"),   by  and  between  Thermo  Electron   Corporation,   a  Delaware
corporation (the "Company"), and Marc N. Casper ("Indemnitee"):

     WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation;

     WHEREAS, uncertainties relating to the continued availability of adequate directors and officers liability insurance ("D&O Insurance") and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

     WHEREAS, Indemnitee is willing to serve, continue to serve and/or take on additional service for or on behalf of the Company on the condition that he or she be so indemnified and that such indemnification be so guaranteed;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve as a director or officer of the Company. This Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's position with the Company beyond any period otherwise applicable.

     2. Indemnity. The Company shall indemnify, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

     3. General. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his or her Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative (other than an action, suit or proceeding covered by Section 4 hereof). Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and/or amounts paid in settlement incurred by Indemnitee or on his or her behalf in connection with such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or any claim, issue or matter therein and whether or not Indemnitee is made a party thereto, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     4. Proceedings by or in the Right of the Company. In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, indemnification shall be made to the maximum extent permitted under Delaware law.

     5. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on his or her behalf in connection therewith. If Indemnitee is not wholly successful but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter by dismissal, or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     6. Advance of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding involving his or her Corporate Status whether civil, criminal, administrative or investigative within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, which undertaking shall be accepted by or on behalf of the Company without reference to the financial ability of Indemnitee to make repayment.

     7. Procedure for Determination of Entitlement to Indemnification.

     (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

     (b) Upon written  request by  Indemnitee  for  indemnification  pursuant to
Section 7(a) hereof, a determination, if required (but only to the extent required) by applicable law as a precondition to payment, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or
(iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of Disinterested Directors (as hereinafter defined), even if less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even if less than a quorum, or
(C) if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) by the stockholders of the Company; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorney's fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty
(20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 7(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay reasonable fees and expenses of Independent Counsel incurred in connection with its acting in such capacity pursuant to Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     8. Presumptions and Effect of Certain Proceedings.

     (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     (b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within one hundred twenty (120) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination,  such  meeting is held for such  purpose  within one hundred five
(105) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement.

     (c) The termination of any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

     9. Remedies of Indemnitee.

     (a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to
Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

     (b) In the event  that a  determination  shall have been made  pursuant  to
Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     10. Security. To the extent requested by Indemnitee and approved by the Board, the Company shall at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

     11. Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

     (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement are in addition to and shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. Without limiting the foregoing, the Company shall indemnify Indemnitee to the fullest extent permitted under Delaware law. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or director, officer or other fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending actions, suits, arbitrations, alternative dispute resolution proceedings, investigations, administrative hearings or other proceedings whether civil, criminal, administrative or investigative in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

     (b) To the extent that the Company maintains D&O Insurance, Indemnitee shall be covered by such D&O Insurance in accordance with its terms to the maximum extent of the coverage available for any director or officer under such policy or policies.

     (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     12. Severability; Reformation. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any action, suit or proceeding, or any claim therein, initiated, brought or made by Indemnitee (i) against the Company, unless a Change in Control shall have occurred, or (ii) against any person other than the Company, unless approved in advance by the Board.

     14. Definitions. For purposes of this Agreement:

     (a) "Change in Control" means an event or occurrence set forth in any one or more of subsection (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

          (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in
     Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (iii) of this Section 14(a); or

          (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (A) who was a member of the Board on September 23, 1999 or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded form this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

          (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

          (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

     (b) "Corporate Status" describes the status of a person who is or was or has agreed to become a director of the Company, or is or was an officer or fiduciary of the Company or a director, officer or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     (c) "Disinterested Director" means a director of the Company who is not and was not a party to the action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative in respect of which indemnification is sought by Indemnitee.

     (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, including but not limited to fees and expenses of investment bankers and/or consultants which the Company has authorized Indemnitee to hire and attorneys for such experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, deliver service fees, a reasonable per diem fee to compensate Indemnitee for his or her professional time and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating an action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

     (e) "Independent Counsel" means a law firm, with over 100 lawyers, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company (including any subsidiary thereof) or Indemnitee in any matter material to either such party or
(ii) any other party to the action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     15. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     16. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from indemnification hereunder.

     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a)  If to  Indemnitee,  to: The address shown beneath his or her signature on the last page hereof

                (b) If to the Company to:  Thermo Electron Corporation
                                            81 Wyman Street
                                            P.O. Box 9046
                                            Waltham, MA 02454-9046
                                            Attn: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     19. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     20. Entire Agreement. This agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Attest:                                 THERMO ELECTRON CORPORATION


By:     /s/ Sheila J. Moylan            By:     /s/ Seth H. Hoogasian
      -----------------------           ----------------------------------------
                                        Name:   Seth H. Hoogasian
                                        Title:  Vice President, General Counsel
                                                and Secretary

                                        INDEMNITEE


                                        /s/ Marc N. Casper
                                        ----------------------------------------
                                        Marc N. Casper
                                        Address:  144 Clark Road
                                                  Brookline, MA  02445

                                                                       Exhibit D

Thermo Electron Corporation [logo]



                   COMPANY INFORMATION AND INVENTION AGREEMENT

     In consideration and as a condition of my employment, or if now employed, the continuation of my employment by Thermo Electron Corporation or a subsidiary thereof (hereinafter collectively called the "Company") and the compensation paid therefor:

1. I agree not to disclose to others or use for my own benefit during my employment by the Company or thereafter any trade secrets or Company private information pertaining to any of the actual or anticipated business of the Company or any of its customers, consultants, or licensees acquired by me during the period of my employment, except to such an extent as may be necessary in the ordinary course of performing my particular duties as an employee of the Company.

2. I agree not to disclose to the Company, or to induce the Company to use, any confidential information or material belonging to others.

3. I understand that the making of inventions, improvements, and discoveries is one of the incidents of my employment, or that if not I may nonetheless make inventions while employed by the Company, and I agree to assign to Thermo Electron Corporation or its nominee my entire right, title, and interest in any invention, idea, device, or process, whether patentable or not, hereafter made or conceived by me solely or jointly with others during the period of my employment by the Company in an executive, managerial, planning, technical, research, engineering, or other capacity and which relates in any manner to the business of the Company, or relates to its actual or planned research or development, or is suggested or results from any task assigned to me or work performed by me for or in behalf of the Company, except any invention or idea which cannot be assigned by the Company because of a prior agreement with ___none___________________ effective until __________________________ (give name and date or write "none").

4. I agree, in connection with any invention, idea, device, or process covered by paragraph 3:

     a) To disclose it promptly in writing to the proper officers or attorney of the Company.

     b) To execute promptly, on request, patent applications and assignments thereof to Thermo Electron or its nominees and to assist the Company in any reasonable manner to enable it to secure a patent therefor in the United States and any foreign countries, all without further compensation except as provided herein.

5. I further agree that all papers and records of every kind relating to any invention or improvement included with the terms of the Agreement, which shall at any time come into my possession shall be the sole and exclusive property of the Company and shall be surrendered to the Company or upon request at any other time either during or after the termination of such employment.

6. I further agree that the obligations and undertakings stated above in paragraph 4b shall continue beyond the termination of my employment by the Company, but if I am called upon to render such assistance after the termination of my employment, then I shall be entitled to a fair and reasonable per diem in addition to reimbursement of any expenses incurred at the request of the Company.

7. I agree to identify in an attachment to this Agreement all inventions or ideas related to the business or actual or planned research or development of the Company in which I have right, title, or interest, and which were conceived either wholly or in part by me prior to my employment by the Company but neither published nor filed in the U.S. Patent and Trademark Office.

8. I understand that this Agreement supersedes any agreement previously executed by me relating to the disclosure, assignment and patenting of inventions, improvements, and discoveries made during my employment by the Company. This Agreement shall inure to the benefits of the successors and assigns of the Company and shall be binding upon my heirs, assigns, administrators, and representatives.

9. I understand that this Agreement does not apply to an invention which qualifies fully under the provisions of any statute or regulation which renders unenforceable the required assignment or transfer of certain inventions made by an employee such as, but not limited to, Section 2870 of the California Labor Code.


                                        /s/ Marc N. Casper
                                        -----------------------------------
                                        Employee

/s/ Sheila J. Moylan                    November 29, 2001
-----------------------                 -----------------------------------
Witness                                          Date

                                       THERMO ELECTRON CORPORATION


/s/ Sheila J. Moylan                    By:     /s/ Seth H. Hoogasian
-----------------------                 -----------------------------------
Witness                                 Vice President, General Counsel and
                                        Secretary

                                        Date:   November 29, 2001

                                                                       Exhibit E
Thermo Electron Corporation [logo]

                           Thermo Electron Corporation
                                Corporate Office
                       Pre-employment Drug Testing Policy

At Thermo Electron Corporation, we are committed to providing a productive, safe, and drug free workplace for our employees. As a result, an employment offer is conditional upon an applicant's passing a pre-employment examination, which includes the collection and testing of the applicant's urine specimen for illegal drugs or controlled substances. Failure to pass the test will result in rejection for employment.

The  major  drug  and  drug   categories   tested  for  include:   amphetamines,
barbiturates, benzodiazepines, cocaine, marijuana, methadone, methaqualone, opiates, phencyclidine, and propoxyphene. The testing is performed by a reputable clinical laboratory accredited by the College of American Pathologist
(CAP). Comprehensive and strict procedures have been established to safeguard confidentiality and privacy for prospective employees. When an initial test result is positive (failing), two additional tests, (using the original specimen) will be performed to confirm the test results.

The Human Resources department will notify applicants regarding the status of their pre-employment medical examination. Applicants who receive conditional employment offers are advised against giving notice to their current employer until medical clearance has been received. Applicants who do not pass the drug-screening test will be informed that they cannot be considered for employment.

--------------------------------------------------------------------------------

I have read the foregoing and hereby authorize any company designated medical examiner to conduct a drug screening test and provide the results to the company, and I release the company and any designated institution or person from any liability resulting from the medical examination.


                        Applicant's Name:  Marc N. Casper
                                           ------------------------------------

                        Signature: /s/ Marc N. Casper   Date:  11/21/01
                                   ------------------          -------------

                        Witness:   /s/ Sheila J. Moylan
                                   ------------------------

                                                                       Exhibit F
                            --------------------------------------
[Thermo Electron
Corporation logo]     Title:  Business Conduct                Policies &
                              Policy                          Procedures

-------------------------------------------------------------------------------
 Supersedes:          Date: March 26, 1999                    Total Pages:
 July 1, 1988                                                         4
                            No.
-------------------------------------------------------------------------------


                             BUSINESS CONDUCT POLICY

POLICY

     It is the policy of Thermo Electron Corporation ("Thermo Electron" or the "Company") to (i) require the highest standards of business ethics and integrity on the part of all employees and (ii) to comply with all applicable laws and regulations in the conduct of its business. To that end, Thermo Electron has adopted and implemented this Business Conduct Policy.

     The Company's management will vigorously enforce this Policy and will take prompt and appropriate action, which could include termination, against any employee found to be in violation.

     The manager of each Thermo Electron operating unit is responsible for providing every employee in his or her operating unit with a copy of the Business Conduct Policy and establishing reasonable procedures to promote compliance with such policy.


SCOPE

     This policy applies to Thermo Electron Corporation and all of its worldwide divisions, subsidiaries and affiliated companies.

I. CONFLICTS OF INTEREST

     All employees are required to avoid any relationship with other individuals or organizations that might impair, or even appear to impair, the proper performance of their Company-related responsibilities. Employees must avoid any situation that might affect their independence of judgment with respect to any business dealings between the Company and any other organization or individual. Any employee who believes that he or she may have such a conflict, whether actual or potential, or who is aware of any conflict involving any other Company employee, must report all pertinent details to his or her Division or other corporate supervisor. A conflict of interest situation can arise in many ways, some of which are set forth below.

A. Related-Party Transactions

     Related-party transactions are those in which the parties do not deal with one another at arm's length. They include, but are not limited to, any employee of the Company who is in a position to influence a business transaction between the Company and: (1) an individual who is his or her spouse, child, sibling, parent, partner, present or former close business associate; (2) a non-Company organization for which he or she currently serves as an officer, trustee or partner, or for which he or she has recently served in such capacity; or (3) any individual or organization with whom he or she is negotiating, or with whom he or she has an arrangement, concerning prospective employment.

     The Company should avoid significant related-party transactions. If any employee believes that a significant related-party transaction exists or might occur, he or she must make full disclosure to the appropriate executive. After such full disclosure, the existing or potential conflict will be reviewed, and a decision will be made about whether the related-party transaction is appropriate, and whether the Company should proceed with the transaction.

B. Outside Business Interests

     Employees are expected to give their full and undivided attention to their Company duties. They should not use Company facilities or their association with the Company to carry on a private business or profession. Unless express approval is obtained in advance from his or her direct supervisor, employees shall not engage in a profit-making business, or become involved with a nonprofit organization, outside of their employment with the Company, if such business or organization:

          o Provides goods, services or assistance to a competitor, customer or supplier of the Company; or

          o    Interferes with the employee's assigned duties at the Company.

C. Acceptance of Costly Entertainment or Gifts

     Employees are prohibited from accepting or giving costly entertainment or gifts from or to suppliers, competitors or customers; such situations may create either a conflict or the appearance of a conflict between the interests of the employee and the Company. Where acceptance of such a gift is unavoidable because of local custom, the employee must report the matter to his or her direct supervisor so a determination can be made concerning the extent to which such a gift can be considered the personal property of the recipient.

D. Confidential Business Information

     Confidential business information is information acquired by Company employees as a result of their position with the Company, which pertains to the Company, and which has not been disclosed to the public. The Company has proprietary rights to such confidential business information. Therefore, employees are prohibited from using such confidential business information for their financial gain, for the financial gain of any other person, or to obtain a benefit of any kind.

     All Company employees are prohibited from engaging, or assisting others in engaging, in any transactions involving the securities of the Company, or the securities of any other entity with whom the Company is engaged, or with whom it will be engaged, in a business transaction, while in possession of any material confidential information about the Company or the other entity. Such acts may constitute violations of the law and could result in criminal prosecution of the individual and the Company, or result in serious fines or penalties.

II. COMPLIANCE WITH LAWS

     All Company employees are prohibited from engaging in any transaction or matter on behalf of the Company which would violate any applicable law or regulation.

III. USE OF COMPANY FUNDS

     The use of Company funds for any unlawful or unethical purpose is strictly prohibited. Employees are prohibited from making, or causing others to make, any illegal payment to anyone within the United States, or to any officials of any foreign government, including for the purpose of advancing, promoting or expediting Company interests. Such prohibited payments include money, favors, gifts, entertainment, or use of Company facilities. Similarly, all employees also must be careful that any acts of hospitality toward public officials and Government employees avoid compromising the integrity or the reputation of the Company or the public official or Government employee.

IV. POLITICAL CONTRIBUTIONS

     Political contributions to U.S. federal election campaigns made directly or indirectly from Company funds are prohibited. The legality of political contributions to state, local or foreign campaigns or causes must be determined on a jurisdiction-by-jurisdiction basis and, therefore, must be approved in advance by the Corporate Legal Department. Political contributions include any donation, gift, or loan of Company funds, assets, or property, directly or indirectly, to or for the benefit of any political party, committee, or candidate, and any use of Company funds, assets, or property, directly or indirectly to oppose or support any Government or subdivision thereof, or to oppose or to support any candidate or office-holder. This includes: (a) donations, gifts, or loans of funds, assets or property which are made by employees or third persons, such as agents, or consultants, who are reimbursed in any way by the Company; (b) the uncompensated use of Company services, facilities, or property; and (c) loans, loan guarantees or other extensions of credit.

V. CONSULTANTS AND REPRESENTATIVES

     Consultants and representatives shall only be retained for proper commercial purposes and in accordance with Company policy. Compensation for consultants and representatives shall be comparable to that customarily paid in the locale and commensurate with the nature and scope of the service.

VI. PROPER ACCOUNTING

     Compliance with accepted accounting rules and internal accounting controls is required at all times. The books and accounts, documentation supporting the disbursement of funds, and all other Company financial records must accurately and fairly reflect all transactions.

VII. ADMINISTRATION AND INTERPRETATION

     Considering the complexity of this Business Conduct Policy, and the determination of the Company's management and Board of Directors to comply with both the letter and spirit of all applicable laws and regulations, it is recognized that questions of interpretation will arise. All questions relating to these policies are to be addressed to your direct supervisor who shall consult with other officers, as appropriate.

VIII. COMPLIANCE LINE

     Employees of all Thermo Electron companies, subsidiaries, and divisions who observe or suspect a violation of law, regulation, or Thermo Electron Policies and Procedures, may contact Thermo Electron's Compliance Line. Specific information related to the Compliance Line may be found in the Compliance Line Policy attached to this Policy as Appendix A.

                                                                      Appendix A




                         THERMO ELECTRON COMPLIANCE LINE


Policy

     Thermo Electron is committed to compliance with the laws that affect the conduct of our business and to the highest standards of business ethics and integrity. In order to help ensure compliance with the law and Company policies, Thermo Electron has instituted a "hot-line" for employees of all Thermo Electron companies to use to report conduct that might involve illegality or other violations of the Thermo Electron Policies and Procedures.

Scope

     This policy applies to employees of all Thermo Electron Corporation and all of its worldwide divisions, subsidiaries, and affiliated companies.

Procedures

     If an employee observes or suspects a violation of a law or regulation or other elements of the Thermo Electron Policies and Procedures, the employee may contact the Compliance Line. The Compliance Line may be reached by telephone toll-free in the United States at 1-888-267-5255. For employees located outside of the U.S., the telephone number for the Compliance Line is 781-622-1226. The Compliance Line staff will take your calls between 9 a.m. and 5 p.m. Eastern Time. After normal business hours, you may leave a voice mail message at the same numbers and the Compliance Line staff will return your call. If you prefer to contact the Compliance Line in writing, the address is:

                           Thermo Electron Corporation
                           Attn: Compliance Line
                           P.O. Box 9046
                           81 Wyman Street
                           Waltham, MA 02454-9046

     All calls will be documented by the Compliance Line staff, and then the subject is referred to Thermo Electron's Legal Department, which determines whether an investigation is appropriate. Callers may remain anonymous. Calls will be treated confidentially to the extent it is legally permissible to do so.

     Callers to the Compliance Line should be prepared to describe the situation as completely as they can, including dates, names, facilities and/or departments involved, and names of other employees who would provide additional information. Callers should contact the Compliance Line even if they do not have all of the facts or if they are unsure if there is a problem. The Compliance Line staff, in conjunction with the Thermo Electron Legal Department, will look into the information provided, attempt to verify it, and take appropriate action.

     Contact the Compliance Line to report possible violations related to, among other things:

                    Environmental Laws
                    Health and Safety Laws
                    Antitrust Laws
                    Export/Import Laws
                    Food and Drug Laws
                    Government Contracts Laws
                    Theft, Bribes, and Kickbacks
                    Fraudulent Transactions
                    Conflicts of Interest
                    Insider Trading and Other Securities Laws
                    Improper Political Contributions
                    Violations of the Thermo Electron Policies and Procedures, Including the Business Conduct Policy

     Because each company, subsidiary, and division already has extensive compliance procedures for employment issues relating to age, race, color, national origin, religion, sex, and handicap, it is not expected that the Compliance Line will normally be used to resolve such issues. The Compliance Line should not be contacted in lieu of an employee's local human resources department for employment-based issues.

                                                July 16, 1999


All Employees of Thermo Electron Corporation and Subsidiaries


Re:      Thermo Electron Business Conduct Policy

     Since its organization in 1956, Thermo Electron Corporation has required the highest standards of business ethics and integrity of its employees. Our adherence to strict ethical standards has contributed directly to the success of our Company.

     Thermo Electron has grown significantly, both through internal expansion and through the addition of acquired companies. This growth means that large numbers of new employees are joining us who may be unfamiliar with the conduct expected of all Thermo Electron employees.

     It is necessary, therefore, to emphasize from time to time the ethical standards that we strive to maintain. These standards are reflected in this Business Conduct Policy. I ask you to read the Policy carefully and to review the rules that it sets forth, not as impediments to your job, but as necessary components of your success as an employee and Thermo Electron's success as a company. The simple fact is that only people and companies that do the right thing do well in business over the long run.

     Please remember that no set of rules can cover all possible situations. Nor can we foresee future changes, in our business or in society. The Business Conduct Policy is intended as a guide in the performance of your job. But, in the end, we rely on you to apply these guidelines in good faith to the best of your ability.

     It is my practice to maintain an "open door" for any employee who has concerns about Company practices that the employee is unable to resolve with his or her supervisors. We have established a "Compliance Line" where employees with concerns about possible improper behavior may call toll free. The Compliance Line Policy is attached to the Business Conduct Policy as Appendix A. Despite the existence of the Compliance Line, please feel free to communicate with your Company President or me in writing, on an anonymous basis if you wish, to discuss any matter pertaining to the Business Conduct Policy. Let me conclude by reiterating that I strongly believe that high ethical standards are an absolute necessity for success and that I appreciate in advance your help in making sure we follow that approach.


Sincerely,

/S/

Richard F. Syron
President and Chief Executive Officer

Exhibit G

Thermo Electron Corporation [logo]

                           THERMO ELECTRON CORPORATION

                  POLICY ON DRUGS AND ALCOHOL IN THE WORKPLACE

We wish to alert employees to the dangers of drug and alcohol abuse in the workplace. These include the potential for workplace accidents and failures that can pose a serious threat to the health and safety of the employee and others. Drug and alcohol abuse affects an employee's reliability, stability, and good judgement necessary for the safe performance of work for the Company. Improper use of alcohol, controlled substances, or illegal drugs increases the possibility of workplace thefts and of outside pressure and coercion that can pose a serious risk to an employee's health, safety, and financial security. Problems of productivity, reliability, and absenteeism can reduce an employee's work effectiveness and result in job loss.

POLICY ON DRUGS AND ALCOHOL IN THE WORK PLACE

It is the Company's policy to maintain a productive and safe workplace free from the influence of alcohol, controlled substances, or illegal drugs. A drug and alcohol awareness program will be conducted periodically to inform employees about the dangers of workplace drug and alcohol abuse, the terms of the Company's policy, the availability of counseling and rehabilitation services, and the penalties that may be imposed on employees for drug or alcohol abuse violations. Employees who perform work on government contracts or pursuant to government grants are required to sign a statement that they have received a copy of the Company's policy and that they will abide by its terms.

REHABILITATION PROGRAMS

Drug and alcohol abuse rehabilitation and assistance programs are available through the Company's medical insurance program. Employees with drug or alcohol abuse problems are strongly encouraged to participate in these programs.

DISCIPLINE AND DISCHARGE

In accordance with federal funding and contracting requirements, the Company strictly prohibits the unlawful manufacture, distribution, dispensation, possession, or use of alcohol by any employee on Company premises or vehicles during working hours. Use of alcohol, illegal drugs, or controlled substances that affects workplace performance or conduct is likewise prohibited.

Violation of this policy will result in appropriate discipline, up to and including immediate discharge. Employees are cautioned that discipline under this policy may include participation in a drug or alcohol rehabilitation or assistance program as a condition of continued employment.
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NOTICE OF CONVICTION

Any employee who is convicted of violating criminal drug statute for conduct occurring in or near the workplace must notify the Company no later that five days after conviction. Failure to notify the Company in a timely manner will result in discharge.

We regret the necessity of these types of precautions, but the protection of our employees, property, and general public certainly warrants such action.